Exhibit 10.1

TRANSFER AGREEMENT

     This transfer agreement (the “Agreement”) is made as of December 31, 2004 (the “Effective Date”) by and among ARTISTdirect Recordings, Inc., a Delaware corporation (“Recordings”), ARTISTdirect, Inc., a Delaware corporation (“ADI”), and Radar Records Holdings, Inc., a Delaware corporation (“FieldCo”). The parties agree as follows:

RECITALS

A.	Recordings and Radar Records Holdings, LLC are parties to that certain Operating Agreement of ARTISTdirectRecords, LLC (the “LLC”) dated May 31, 2001, as amended on April 22, 2002 (the “LLC Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the LLC Agreement.

B.	ADI is the owner of 100% of the capital stock of Recordings (the “Stock”).

C.	Subject to the conditions and in consideration of the purchase price described below, ADI offers to transfer 100% of the Stock to FieldCo, and FieldCo desires to buy and accept such Stock (the “Transfer”).

D.	Investors who have provided bridge funding to the LLC (“Bridge Investors”) have been or will be offered the opportunity to acquire their pro-rata share of the Stock under the terms specified herein.

E.	The parties desire to make the Transfer on the terms and conditions set forth below.

AGREEMENT

1.	Transfer of Interest. On the Effective Date, ADI sells and transfers the Stock to FieldCo, and FieldCo acquires and accepts the Stock.

2.	Consideration. In consideration for the Transfer set forth in Section 1, FieldCo agrees to pay ADI a purchase price of $115,000 in cash upon demand therefor.

3.	BMG Rights. FieldCo agrees that it acquires and accepts the Stock subject to the rights, if any, of BMG Music, a New York general partnership (“BMG”), as set forth in Section 10.4 and 10.5 of the LLC Agreement.

a.	BMG Right of First Offer to Purchase Units or a Loan Interest. BMG has the right of first offer to purchase Units or a loan interest. As set forth in Section 10.4(b), BMG must be given a written offer to sell (the “Founding Member Sale Offer”), which offer will describe the portion of the Units, as well as the price and the material terms upon which such Founding Member is willing to make such sale. FieldCo hereby agrees that the Transfer may be subject to the provisions of Section 10.4 and acknowledges that FieldCo is solely responsible for promptly providing the Founding Member Sale Offer to BMG and will sell Units (or the Stock) to BMG to the extent required under Section 10.4 of the LLC Agreement.

b.	BMG Co-Sale Right. Pursuant to Section 10.5 of the LLC Agreement, in lieu of exercising the right to purchase, BMG has the opportunity to transfer to the proposed buyer its Pro Rata Share (the “Co-Sale Right”). As set forth in Section 10.5(b), prior to the consummation of the transfer of Units, the bona fide offer from the buyer must be reduced to writing (the “Co-Sale Offer”) and written notice of the Co-Sale Offer must be delivered, together with a true copy of the Co-Sale Offer (the “Co-Sale Notice”), to BMG. FieldCo hereby agrees that the Transfer may be subject to the provisions of Section 10.5 and acknowledges that FieldCo is solely responsible for promptly providing the Co-Sale Notice to BMG and will acquire Units from BMG, to the extent required under Section 10.5 of the LLC Agreement.

FieldCo also agrees to offer to the Bridge Investors (excluding Frederick W. Field and entities related to or controlled by him) the right to acquire their proportional share (based upon the amount of bridge funding made by each Bridge Investor) of the Stock on the same terms and conditions set forth herein.

4.	Representations and Warranties.

a.	ADI represents and warrants that:

               (i) it has legal title to, beneficial ownership of, and the power and authority to sell the Stock, and owns and is transferring the Stock free and clear of any liens, security interests, encumbrances and claims, except as to any rights of BMG under the terms and conditions of the LLC Agreement.

               (ii) Recordings is a corporation duly formed and validly existing under the laws of the state of Delaware.

               (iii) ADI is the record and beneficial owner of 1,000 shares of Recordings, which constitute 100% of the issued and outstanding equity interests in Recordings.

b.	ADI, the parent company of Recordings, acknowledges that Frederick W. Field (“Field”) owns FieldCo, is Chairman and a member of the Board of Directors of ADI, is Chairman and indirect owner of 35% of the LLC, and has indirectly provided bridge loans of $3,675,200 to the LLC through December 31, 2004. ADI acknowledges the interested nature of the Transfer due to these relationships and transactions, and hereby represents and warrants that full disclosure has been made to the Board of Directors of ADI and that the required approval by disinterested members of the Board of Directors of ADI has been obtained.

c.	FieldCo represents and warrants as follows:

               (i) that it is fully informed as to the financial and other aspects of Recordings, and that it is purchasing the Stock of Recordings on an AS-IS basis,

without reliance upon any representations or warranties of ADI, except as set forth in Section 4a above.

               (ii) FieldCo is a corporation duly formed and validly existing under the laws of the State of Delaware.

               (iii) All corporate and shareholder action, if any, required to authorize FieldCo to enter into and to perform its obligations under this Agreement have been taken.

5.	Indemnification.

a.	ADI will, to the fullest extent permitted by law, indemnify, defend and hold harmless Field, FieldCo and each of the FieldCo’s trustees, officers, directors, employees and agents from and against any and all liabilities and other losses to which any of them may become subject (or threatened to become subject) and from and against any and all proceedings to which any of them may become involved (or threatened to become involved), as a party or otherwise arising out of (1) events occurring after the Effective Date in connection with the Transfer, (2) a breach by ADI of its representations and warranties contained herein; and (3) any breach by ADI of obligations under this Agreement.

b.	FieldCo will, to the fullest extent permitted by law, indemnify, defend and hold harmless ADI and each of ADI’s, officers, directors, employees and agents from and against any and all liabilities and other losses to which any of them may become subject (or threatened to become subject) and from and against any and all proceedings to which any of them may become involved (or threatened to become involved), as a party or otherwise, arising out of or related to: (1) its ownership of the Stock subsequent to the Effective Date; (2) a breach by FieldCo of its representations and warranties contained herein; and (3) any breach by FieldCo of its obligations under this Agreement.

6.	Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature shall be deemed an original. This Agreement is the complete and exclusive statement of agreement and understanding of the parties with respect to matters herein and replaces and supersedes all prior written or oral agreements or understandings by and among the parties with respect to the matters covered by it. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.	Further Assurances. Each party agrees to cooperate fully with the other parties, to take such actions, to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement, effective as of the Effective Date.

“FieldCo”	“Recordings”

Radar Records Holdings, Inc.	ARTISTdirect Recordings, Inc.

By: /s/ Frederick W. Field	By: /s/ Robert N. Weingarten

Frederick W. Field	Robert N. Weingarten

Its: Chief Executive Officer	Its: Chief Financial Officer

“ADI”

ARTISTdirect, Inc.

By: /s/ Robert N. Weingarten

Robert N. Weingarten

Its: Chief Financial Officer